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                                                                 EXHIBIT 10.2(a)


                                      LEASE

THIS LEASE is made as of the 2nd day of June, 1999, by and between COMMERCE CENTER AT PRINCETON LLC, a limited liability company organized and existing under the laws of the State of New Jersey, having its principal place of business at P.O. Box 7838, Princeton, New Jersey 08543 ("Landlord") and SECURE COMMERCE SERVICES, INC. (OPERATING UNDER THE TRADE NAME OF PAYTRUST), a corporation organized and existing under the laws of the State of New Jersey, having its principal place of business located at 29 Emmons Drive, Princeton, New Jersey 08540 ("Tenant").

                                   WITNESSETH

         WHEREAS, Landlord is the owner of the property known as Princeton Commerce Center located in the Township of West Windsor, County of Mercer and the State of New Jersey ("Property"), including the buildings commonly known as 29 Emmons Drive, ("Buildings"); and

         WHEREAS, Landlord desires to let to the Tenant and Tenant desires to rent from the Landlord, that certain portion of the Buildings as more fully described in Exhibit A ("Leased Premises"):

         NOW THEREFORE, in consideration of the recitals above, the terms, covenants, conditions and provisions that follow, and the sum of ONE ($1.00) DOLLAR, each party in hand paid to the other, the receipt and sufficiency of which consideration is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:


                                    ARTICLE I
                              TERM AND COMMENCEMENT

         1.01 Term. The term of this Lease shall commence on the "Commencement Date" which shall be the earlier of the date set forth in Exhibit A or the date upon which Tenant actually takes occupancy of the Leased Premises.

         1.02 Tenant will review and approve, if accurate, a Commencement Date memorandum confirming the actual Commencement Date of Lease, to be supplied by Landlord within sixty (60) days of the actual Commencement Date.

         1.03 Termination Date. This Lease, and all rights of the Tenant to the use and occupancy of the Leased Premises shall terminate on the date as set forth in Exhibit A.


                                   ARTICLE II
                                      RENT

         2.01 Base Rent. The base rent payments for the Leased Premises ("Base Rent") shall commence on the Commencement Date (except the first month's Base Rent which is due upon execution of this Lease) and shall be payable in advance, on the first day of each calendar month for and during the Term. Base Rent shall be payable by Tenant, without demand or notice, in the amounts and in accordance with Exhibit A. Unless otherwise provided, Tenant shall have no rights to withhold or offset Base Rent or Additional Rent.

         2.02 Additional Rent. All other rental due under this Lease including without limitation all charges for services as set forth in Article 3, all late charges set forth in Section 2.04 and any and all charges, assessments and other monies due the Landlord under this Lease shall be deemed additional rental ("Additional Rent"), and shall be due on the first day of the calendar month in which they are due, or the first day of the calendar month following invoice, as the case may be.

         2.03 Payments and Late Payments. All Base Rent and Additional Rent shall be paid to the Landlord by Tenant's good check or other good funds at the address of the Landlord first set




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forth above, or such other address as Landlord may notify Tenant of, in writing, from time to time. If more than two payments during any consecutive twelve month period have been late by more than five (5) days, Tenant shall, at Landlord's option, pay as Additional Rent to the Landlord a late charge equal to five percent (5%) of any installment of Base Rent or Additional Rent not received by the Landlord within five (5) calendar days of such payment being due. Such late payments shall be immediately due and payable to the Landlord without the need for invoice to the Tenant.

         2.04 Interest on Overdue Payments. Interest on all payments due Landlord, whether as Base Rent or Additional Rent, shall commence accruing fifteen (15) calendar days following the date upon which each such payment shall become due and owing to the Landlord through the date each such payment is actually received by the Landlord, at the rate of one and one-half (1.5%) percent per month or the maximum rate allowed by law, whichever is less.


                                   ARTICLE III
                  REIMBURSABLE SERVICES AND OPERATING EXPENSES

         3.01 Common Area Services and Maintenance. (a) After the first lease year, Tenant shall pay, as Additional Rent for each calendar year or proportionate part thereof during the Term, Tenant's Proportionate Share (as set forth in Exhibit A) of the increase in the Operating Expenses incurred during any calendar year over the Operating Expenses incurred during the calendar year at the Commencement Date of the Lease ("Base Year Operating Expenses").


                  (b) The term "Operating Expenses" shall mean Landlord's costs of operating, repairing, and maintaining the land, buildings, and improvements that are part of the Property to include real estate taxes and assessments; insurance premiums; utility costs; telephone expenses; management fees and expenses; accounting fees; legal costs; security services; supplies and materials; general repairs, maintenance, and replacement costs; structural, mechanical and electrical repairs; snow removal and grounds maintenance and repair including parking areas; care and replacement of plants and flowers; reasonable reserves for replacement and decorating; labor costs including employment taxes and fringe benefits; the cost of equipment used in the operation, repair and maintenance of the Property; and capital improvements (amortized over their useful lives) necessary for the operation, repair, and maintenance of the Property; and such other expenses and costs as are reasonably necessary for the purpose of operating, maintaining and repairing the Property in good condition. Operating Expenses shall not include any costs for which Tenant is otherwise responsible under any other section of this Lease; debt service or land rent, if any; or any costs of leasing or marketing space in the Property.

         3.02 Payment of Estimated Reimbursable Costs and Expenses. After the first lease year, on the first day of each calendar month during the term of this Lease, Tenant shall pay to Landlord as Additional Rent one-twelfth of the "Estimated Payment of Reimbursables" which shall be determined by the Landlord for each calendar year based upon the historical Operating Expenses, together with Landlord's estimate of any increases or decreases in such costs and expenses for the forthcoming calendar year. In the event that the term of this Lease commences on a date other than January 1, then the Estimated Payment of Reimbursables and the amount paid by Tenant each month shall be adjusted by the Landlord to reflect such commencement date. In the event that Tenant's Proportionate Share of actual increases in costs and expenses set forth in this Lease shall exceed the amount set by the Landlord in the Estimate Payment of Reimbursables, or new reimbursables costs and expenses occur which were unanticipated by the Landlord, the Landlord shall have the right to demand Tenant pay to Landlord with the installment of Base Rent next due, Tenant's Proportionate Share of any such increase or new reimbursable cost and expense. All determinations by the Landlord under this Section 3.02 shall be made in exercise of Landlord's sole, unfettered and unreviewable discretion (subject solely to the annual adjustment described below in Section 3.03).

         3.03 Annual Reconciliation of Estimated Payment Reimbursables. Within ninety (90) days of the close of each calendar year during the term of this Lease, Landlord shall prepare an "Annual Reconciliation of Reimbursable Expenses" which shall reconcile the Estimated Payment of Reimbursables by the Tenant with the actual, detailed reimbursable costs and expenses incurred by the Landlord for the previous calendar year. Tenant shall pay as Additional Rent any difference owed by Tenant with the installment of Basic Rent next due (but in any event not on




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fewer than 20 days' notice) and Landlord shall refund any overage to Tenant simultaneously with the presentation of the Annual Reconciliation of Reimbursable Expenses. Once each year, and upon written notice to Landlord, Tenant can inspect the books and records for the Property at a mutually agreeable time. Exercise of this right by Tenant shall act as neither a waiver nor a postponement of payment of any amount due Landlord as Additional Rent, and failure to make any payment when due shall be subject to the provisions of Sections 2.03 and 2.04 and shall constitute a default as set forth in Article 13, below.

         3.04 Payments Due after End of Lease Term. Payments shall be made pursuant to this Article 3 notwithstanding the fact that a statement is furnished to Tenant after the expiration of the Lease.

         3.05 Payment for Utilities. Tenant shall pay for all utilities used in or on the Leased Premises by Tenant including the cost of water, sewage, electricity, and natural gas. In the event such utilities are not separately metered and billed to Tenant, Landlord shall make a reasonable estimate of Tenant's share of such utility costs and Tenant shall reimburse Landlord for such utilities as Additional Rent due on the first day of the calendar month next following rendition of a bill therefor.

         3.06 Repairs and Maintenance. (a) Except as provided in subsection (b) below, Tenant shall, throughout the Term and at Tenant's sole cost and expense, keep and maintain the Leased Premises in a neat and orderly condition; and upon expiration of the Term, Tenant shall leave the Leased Premises in the same order and condition as when received, ordinary wear and tear, damage by fire or other casualty and Landlord's obligations alone excepted. Tenant shall not knowingly suffer or permit any waste,damage or injury to the Leased Premises. Tenant shall not use or permit the use of any portion of the common areas of the Building for other than their intended use as specified by the Landlord from time to time.

              (b) Landlord shall, throughout the Term, perform all required maintenance and make all necessary repairs to the mechanical, electrical, HVAC, plumbing and other systems, facilities, fixtures, and equipment serving the Leased Premises, the roof, the exterior elements and structural elements of the Leased Premises, the parking areas, and all other improvements located on the Property, all in a prompt fashion; Landlord shall keep and maintain all common areas and access ways adjoining the Property in a clean and orderly condition, free of accumulations of snow, ice and dirt and rubbish, and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition. Landlord's obligations under this Section 3.06 shall be undertaken and prosecuted in a manner consistent with other suburban office buildings of similar quality in the greater Princeton area.

         3.07 Janitorial Services and Trash Removal. Tenant acknowledges and agrees that Tenant shall be responsible for, and shall pay all costs and expenses incurred in connection with, janitorial services for the Leased Premises and the removal and disposition of all trash. Tenant agrees further that Tenant will comply with any mandatory recycling programs. Tenant shall use the trash facilities provided at the Property by Landlord.


                                   ARTICLE IV
                     LANDLORD WORK AND CONDITION OF PREMISES

         4.01 Tenant's Work Letter. Landlord shall provide, at its cost and expense, the work specifically stated in the Tenant's Work Letter, attached hereto as Exhibit B ("Work Letter"). Any work requested by the Tenant or performed by the Landlord or others at Landlord's expense not specifically enumerated on the Work Letter shall be paid for by the Tenant as Additional Rent as set forth below at Landlord's actual costs plus ten percent (10%) overhead and profit. Any and all changes to the Work Letter or other work to be performed by Landlord are valid solely if approved in writing by Tenant and by the Landlord or its management company. Tenant shall direct any requests for changes to the work set forth in the Work Letter or otherwise only to the Landlord or its management company and not to the architect, contractor, subcontractor or any workman. Failure of Tenant to provide, in writing, drawings, selections or make decisions necessary to complete the work set forth in the Work Letter or otherwise agreed to by Landlord within the time limits set forth in the Work Letter or in a written request for such information by the Landlord shall result in the immediate commencement of the term of this agreement of Lease, notwithstanding the provisions of Section 1.01, above. In each instance, Tenant shall have not less than five (5) days to respond.




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         4.02 Payment for Work. Tenant shall pay as Additional Rent any and all payments called for in the Work Letter or in any changes to the work agreed to in writing by Tenant and by the Landlord upon issuance of an invoice by the Landlord. Failure to make any such payment when due shall be subject to the provisions of Sections 2.03 and 2.04, and, after notice, shall constitute a default as set forth in Article 13 below. Notwithstanding the provisions of
Section 1.01, Landlord shall not be obligated to deliver possession of the Premises to Tenant in the event that any Additional Rent due Landlord under this
Article 4 remains unpaid. Any such postponement in the delivery of the possession of the Leased Premises pursuant to this Section 4.02 shall not otherwise delay the obligation of the Tenant to commence payments of Basic Rent and Additional Rent, including, without limitation Estimated Payment of Reimbursables, all of which shall commence to accrue on what would otherwise have been the Commencement Date.

         4.03 AS IS. Except solely for the work set forth in the Work Letter, Tenant acknowledges that it has fully inspected the Leased Premises and agrees to accept the Leased Premises "AS IS." As of the date Tenant moves in, Landlord covenants that all electric, HVAC, plumbing, and other systems will be in good working order.


                                    ARTICLE V
                              COMPLIANCE WITH LAWS

         5.01 Compliance with Laws. Tenant covenants that no waste, injury or damage shall be committed upon or permitted to the Leased Premises by Tenant, that the Leased Premises shall not be used by Tenant for any unlawful purposes, and that no violations of statute, law, ordinance, rule or regulation of any governmental, quasi-governmental or other authority having jurisdiction over the Leased Premises, the Landlord or the Tenant shall be committed by the Tenant or permitted by the Tenant in or about the Leased Premises. Tenant shall give Landlord prompt written notice of any fire, damage, or injury in, to or about the Leased Premises or the Property, or to persons on, or about the Leased Premises or Property. Tenant shall take or permit no action or inaction in or about the Leased Premises which would cause the increase in any insurance premium for the Leased Premises, Buildings or Property, nor that would violate the requirements of any carrier of any insurance policy covering the Leased Premises, Buildings or Property.

         If at any time prior or during the term of this Lease, the Tenant makes any alterations, improvements or additions to the Leased Premises, whether pursuant to Section 4 or in violation of this Lease (but excluding any work performed by Landlord or by its contractors), which violates any statute, law, ordinance, rule or regulation of any governmental, quasi-governmental, other authority having jurisdiction over the Leased Premises or any insurance carrier having a policy of insurance covering the Landlord or the Tenant, the Tenant shall pay any and all costs, expenses and charges necessary to comply fully with same. Tenant further covenants that it will not engage in any business activity, or undertake alterations to the Leased Premises, which jeopardizes the Landlord's insurance coverage, or creates additional risk to Landlord which may cause an increase in insurance premium, and/or in Landlord's opinion, a withdrawal of insurance coverage by an insurance carrier.


                                   ARTICLE VI
                        USE OF PREMISES AND COMMON AREAS

         6.01 Use of Premises. The Premises may be used and occupied by the Tenant solely for the purposes described in Exhibit A and for no other purpose. Landlord represents and warrants to Tenant that such use is a permitted use under the applicable zoning laws, and is not a use which would only be permitted upon receipt of a variance under the Municipal Land Use Law of the State of New Jersey.

         6.02 Signage. Tenant shall be permitted to place a sign at the front entry to its Leased Premises and another sign for service deliveries at the side entry. Such signs shall be approved by Landlord (approval shall not be unreasonably withheld or delayed) and shall be in accordance with the regulations for such signs then in effect for all tenants. Tenant shall not affix any other sign, advertisement, or display that is visible from the exterior of the Leased Premises, except as




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approved by Landlord. Tenant shall be entitled to a listing on the directory at the entrance to the Property.

         6.03 No violation of Certificate of Occupancy. Tenant shall not use or occupy the Leased Premises in violation of the Certificate of Occupancy. Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises and shall keep the Leased Premises in the condition and appearance as delivered, wear, tear, Landlord's obligations and damage by fire or other casualty excepted.

         6.04 Compliance with Rules and Regulations. Tenant shall faithfully comply with all reasonable rules and regulations ("Rules and Regulations") promulgated by Landlord and provided to Tenant from time to time, including those Rules and Regulations set forth in Exhibit C, together with all modifications and additions thereto adopted by Landlord from time to time in writing, provided such rules and regulations do not result in a material expense to Tenant and provided same do not diminish Tenant's rights hereunder. Landlord shall not be responsible for the non-performance by any other tenant or occupant of the Property of any of the Rules and Regulations.

         6.05 Surrender of Leased Premises. Upon expiration of the Lease Term or earlier termination of the Lease, Tenant shall quit and surrender the Leased Premises, in the same order and condition as delivered, wear, tear, Landlord's obligations and damage by fire or other casualty excepted, and Tenant shall remove all of its property. Any property not so removed shall be considered to be abandoned by Tenant, and Landlord may dispose of such property in any manner it deems appropriate without liability to Tenant. Tenant's obligation to observe and perform this covenant shall survive the expiration of the Lease Term.

         6.06 Holding Over. If Tenant holds possession of the Leased Premises after the expiration of the Lease Term, without the consent of Landlord, Tenant shall become a tenant from month to month under the provisions herein provided, but at a Base Rent equal to 150% of the installments of Base Rent payable for the last month of the lease term, such amounts to be payable in advance on or before the first (1st) day of each month.


                                   ARTICLE VII
              SUBORDINATION, ESTOPPEL, AND MORTGAGEE RIGHT TO CURE

         7.01 Subordination. Tenant acknowledges and agrees that this Lease and all of Tenant's rights, entitlements and interest in and to the Leased Premises, Buildings and Property ( "Tenant's Interests") are subordinate to any and all ground or underlying leases and to the lien of any mortgages or deeds of indenture or trust which are now, or may at any time in the future, become a lien upon the Leased Premises, Buildings or Property, and to any modification thereof or amendments thereto, and to all advances made or hereafter to be made upon the security thereof ( "Superior Interests"). The subordination of the Tenant's Interest to the Superior Interests shall be self-operative and no further instrument of subordination or other writing shall be required for such subordination to be effective. Notwithstanding the foregoing, Tenant agrees to execute and deliver to Landlord, within five (5) days of Landlord's written request, in writing, instrument or instruments confirming the subordination of Tenant's Interests, and Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute and deliver in the name and on behalf of the Tenant, any such writing or instrument.

         7.02 Estoppel Certificates. Each party shall at any time and from time to time, within fifteen (15) days of receipt or written request therefore, execute, acknowledge and deliver to the other an Estoppel certificate, in form reasonably requested by the other, certifying: (a) that this Lease remains unmodified, and in full force and effect as of the date of such certificate (or if there are modifications to the Lease, reciting the date and effect of such modifications and that they remain in full force and effect as of the date of such certificate); (b) the dates as of which the Base Rent and Additional Rent have been paid in advance, if any; (c) whether any options or elections granted to the Tenant under this Lease, if any, have been exercised; (d) whether or not, to the best of the signer's knowledge, the other party is in default in performance of any obligation, duty or responsibility hereunder, or has taken or omitted to take any action which, solely with the passage of time, would constitute a "Default" hereunder and if so, specifying each such default, action or inaction of which the signer has knowledge; and (e) that the signer is



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aware that the recipient is relying on such Estoppel certificate for the purpose of extending credit to the Landlord or purchasing the Leased Premises, Buildings or Property, as the case may be.

         7.03 Mortgagee Right to Cure. Tenant agrees that if Landlord shall have failed to cure any default under this Lease within the time provided for in this Lease, then the mortgagee shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary. If within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the cure of such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), then in that event this Lease shall not be terminated while such remedies are being so diligently pursued by such mortgagee. The parties agree that any monetary default is curable and must be cured by such mortgagee within ten (10) days.


                                  ARTICLE VIII
                              ASSIGNMENT OR SUBLET

         8.01 Assignment or Sublet. Subject to the provisions hereof, Tenant shall have the right to assign or sublet the Leased Premises and its interest under this Lease, with the written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall be considered to have acted reasonably if it withholds consent due to bona fide concerns regarding the financial condition of the proposed new occupant, the setting of rent at a rate below 95% of the prevailing rate for similar space at the Property at the time of the assignment or sublease, the entering into an assignment or sublease with either a current occupant of space at the Property or a prospective occupant whom Landlord has been soliciting. No such assignment or subletting shall in any manner release Tenant from any of its obligations, duties, responsibilities or liabilities under this Lease, or under any extension, modification or alteration executed prior or subsequent to any such assignment or subletting. Any such subletting or assignment shall be to a tenant of a quality and for a use consistent with the Tenant and other tenants in the Buildings or the Property. Landlord reserves the right to reasonably approve any and all terms, covenants, conditions, provisions and agreements of any such assignment or subletting, and Tenant agrees not to advertise or market the Leased Premises without the prior written consent of the Landlord, not to be unreasonably withheld or delayed. No subletting shall be permitted the terms of which set the base rent at less than 95% of the prevailing rent for similar suites at Princeton Commerce Center nor at more than 105% of the base rent being paid by Tenant.

         8.02 Recapture. If the rental rate paid by any subtenant or assignee of the Leased Premises, including any and all payments of any nature or type whatsoever to or for the benefit of the Tenant after deducting all reasonable costs and expenses of the sublet or assignment, including but not limited to payments in kind or services, shall exceed 100 % of the Base Rent and Additional Rent being paid under this Lease, then Landlord reserves the right to recapture any such excess from either or both the Tenant and any subtenant or assignee, who shall both be jointly and severally liable to Landlord for payment of same. The provisions of this Section 8.02 shall not apply to the transactions listed in Section 8.04.

         8.03 Brokerage and Indemnification. Tenant shall defend, indemnify, and hold Landlord harmless from any claims for broker's commission, finder's fee, or other compensation in connection with any sublease or assignment hereunder, other than an assignment of sublease directed by Landlord.

         8.04 Additional Provisions. Anything in Article VIII of this Lease contained to the contrary notwithstanding, Landlord hereby expressly consents to, and waives any right of recapture or termination and any right to receive any profit or compensation derived by Tenant directly or indirectly in connection with, any assignment or other transfer of this Lease or sublease of any or all of the Leased Premises by Tenant (a) by reason of or in connection with a corporate reorganization (excluding bankruptcy) of Tenant, (b) to any corporation or other entity which is acquiring pursuant to a court order (other than bankruptcy) requiring that Tenant "spin off" its facilities located at the Leased Premises, (c) as an assignment for security in connection with any debt financing obtained by Tenant, (d) to any entity, a majority of whose voting stock or managing interests is owned by Tenant, (e) to any corporation into which or with which Tenant, its successors or assigns, is merged or consolidated, (f) to any parent or subsidiary of



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Tenant, and (g) to any person or entity acquiring all or substantially all of the stock, assets or managing interests of Tenant.


                                   ARTICLE IX
                    ALTERATIONS AND WORK PERFORMED BY TENANT

        9.01 Landlord's Consent Required. Tenant agrees that will make no alterations, improvements or additions to the Leased Premises (hereinafter collectively referred to as the ("Tenant Improvements") without the prior written consent of Landlord, which consent will not be unreasonably withheld. Tenant must submit to Landlord, with any such request to make Tenant Improvements, detailed plans, drawings and specifications for same prepared by licensed architects or engineers, as may be appropriate, and any material modifications or changes shall be subject to review and approval by Landlord as stated above prior to being incorporated in the Tenant Improvements. Any and all such Tenant Improvements, excluding solely Tenant's movable trade fixtures, shall become the property of the Landlord upon installation and shall remain upon and be surrendered with the Leased Premises upon the expiration or termination of this Lease. The foregoing provisions notwithstanding, Tenant shall be permitted to make interior non-structural changes costing up to $10,000 each, without the consent of Landlord, but Tenant must provide a complete set of plans identifying all such changes, which are either sealed by a licensed architect or approved in writing by West Windsor Township, if such approval shall be required.

         9.02 Performance of Tenant Improvements. Tenant shall make all Tenant Improvements in accordance with all applicable statutes, laws, rules, regulations, ordinances and codes of authority and entities having jurisdiction over same, shall secure at Tenant's sole cost and expense, any and all required permits, authorizations, approvals, certificates and the like, and all such Tenant Improvements shall be performed in good and workmanlike manner and shall not in any manner diminish the value of the Leased Premises.

         9.03 Insurance. With regard to each Tenant Improvement, Tenant shall procure, pay for and deliver to Landlord certificates evidencing the following:
(a) fire and casualty insurance; (b) Workman's Compensation Insurance covering all persons who will perform any work with regard to such Tenant Improvements for Tenant or any contractor, subcontractor or other person; and (c) Public Liability Insurance for injuries or damage to persons or property. All of the foregoing policies of insurance shall be written by companies authorized to transact such business in the State of New Jersey and with adequate financial capability, and shall be in form, content and amount reasonably satisfactory to Landlord.

         9.04 Conditions and Reimbursement of Landlord. In granting its consent to any Tenant Improvement, the Landlord may impose such conditions (including, but not limited to, with respect to alterations in excess of $10,000, guarantees of completion, payment and restoration) as Landlord may reasonably require. Tenant agrees to pay to Landlord as Additional Rent under this Lease any reasonable fees or expenses incurred by Landlord in connection with the Landlord's submission of any drawings, plans and/or specifications for Tenant Improvements to an architect or engineer selected by Landlord, and for any other reasonable costs or expenses incurred by Landlord relating to the review, approval, inspection or monitoring of any Tenant's Improvements. Notwithstanding the review and/or approval of any drawings, plans or specifications by Landlord or any persons or entity on behalf of Landlord, such review or approval shall in no manner limit or reduce the liability of Tenant or its professionals, consultants, contractors, subcontractors or others performing work or providing services for the drawings, plans, specifications, design and/or construction of the Tenant Improvements.

         9.05 Tenant Improvements Upon Termination. If Landlord's consent required in Section 9.01 is granted subject to the requirement that all or certain of the Tenant Improvements be removed at the end of the Lease Term, Tenant shall prior to the expiration of the term of this Lease, or within ten
(10) days following any other termination of this Lease, remove any such specified Tenant Improvements and restore the Leased Premises, reasonable wear and tear excepted. Tenant shall be solely responsible for the costs and expenses of same, including the procurement of the insurance policies required pursuant to Section 9.03, and shall be responsible for any and all damage or injury to the Property of Landlord, other tenants or others as a result of the removal of Tenant Improvements and restoration of the Leased Premises.





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         9.06 Landlord not Liable. Landlord shall not at any time be liable or responsible for the cost, in whole or part, of any Tenant Improvements or any other work of any nature performed by, or at the request of the Tenant in or about the Leased Premises, except solely for the work set forth in the Tenant's Work Letter described above in Article 4 as the same may be amended by change orders, and any other work provided by Landlord. Tenant covenants, represents and warrants that Tenant shall not allow or suffer any mechanic's or materialmen's lien to be filed, perfected or maintained under the laws of the State of New Jersey against the Leased Premises, the Buildings or the Property for or on account of any Tenant Improvements or other work being performed or materials delivered at the request of or for the benefit of the Tenant. Tenant further covenants, represents, warrants and agrees that in the event any contractor, subcontractor, materialman, laborer or any other person or entity whatsoever shall seek to impose a lien upon the Leased Premises, the Buildings or the Property, whether by service or filing of a notice or stop notice of any kind or nature whatsoever relating to or regarding work performed or to be performed in or about the Leased Premises, Buildings or Property, or materials delivered, or to be delivered, incorporated in or to be incorporated in the Leased Premises, Buildings or Property, at the request of or on behalf of the Tenant, that Tenant shall, within thirty (30) days actual written notice of same, immediately notify the Landlord and forthwith proceed to obtain an effective cancellation or discharge of such notice, stop-notice or lien. Should Tenant fail to accomplish same, Landlord shall have the right to take such actions and pay such monies as may be necessary to immediately effectuate the discharge and/or cancellation of any such notice, stop-notice or lien, and Tenant shall pay Landlord immediately upon invoice therefore, as Additional Rent, all such monies, costs and expenses of the Landlord in connection therewith, including, but not limited to, reasonable attorney's fees.



                                    ARTICLE X
          DAMAGE OR DESTRUCTION OF THE PREMISES, BUILDINGS OR PROPERTY

         10.01 Notification of Damage or Destruction. Tenant shall promptly notify Landlord of any fire, casualty, damage, or injury in or to the Leased Premises, the Buildings, or the Property.

         10.02 Total Destruction. In the event of total destruction, at Landlord's option, as soon as reasonably possible thereafter, Landlord shall commence repair and restoration of the Leased Premises and proceed diligently to completion, in which event this Lease shall remain in full force and effect; or within thirty (30) days after such damage, elect not to so repair or restore the Leased Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said thirty
(30) day period. In the event Landlord elects not to restore the Leased Premises, this Lease shall be deemed to have terminated as of the date of such total destruction. Tenant shall have the right to terminate this Lease if Landlord fails to make a timely election within such thirty (30) day period, or if Landlord elects to repair and such work is not substantially completed for resumption of Tenant's normal business uses within 180 days of the date of the casualty.

         10.03 Partial Destruction. (a) In the event of a partial destruction of the Leased Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Leased Premises may be repaired, reconstructed or restored within a period of ninety
(90) days from the date of the happening of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work or repair and restoration of the Leased Premises and this Lease shall continue in full force and effect. If such repair is not completed within said ninety (90) day period and if Landlord has received sufficient insurance proceeds, then Tenant may terminate this Lease at the end of the ninety (90) days by written notice to Landlord.

                  (b) If such work or repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair or restore and this Lease shall continue in full force and effect or Landlord may elect not to repair or so restore and the Lease shall then terminate. Landlord shall give written notice to Tenant of its intention within said ninety (90) day period. In the event Landlord elects not to restore the Leased Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction. Tenant shall have the right to terminate this Lease if repair work is not substantially completed within 180 days of the date of the casualty.

         10.04 Surrender of Premises. Upon any termination of this Lease under any of the provisions of this Article 10, the parties shall be released without further obligation to the other from the date possession of the Leased Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid or which survive the termination of this Lease.

         10.05 Abatement of Rent. In the event of damage or destruction as herein provided, the rent payable under this Lease shall be abated proportionately in the degree to which Tenant's use of the Leased Premises is reasonably impaired during the period of such repair, reconstruction or restoration until Landlord's repair, reconstruction or restoration is complete; provided that there shall be no abatement of rent unless the Leased Premises are untenantable for two (2) consecutive business days. Except as herein expressly provided, Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Leased Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

         10.06 Limitations of Landlord Responsibility. (a) If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration (to the extent of available insurance proceeds) only of those portions of the Leased Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant, unless all or a portion of such additional items are covered by proceeds of Landlord's insurance.

                  (b) Notwithstanding anything to the contrary contained in this
Article 10, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when the damage resulting from any casualty covered under this Article 10 occurs during the last six (6) months of the Term (as extended by the exercise of any renewal terms) of this Lease. If fire or other casualty covered under this Article X occurs during the last six
(6) months of the Term that reasonably impairs the ability of Tenant to operate for a period of more than ten (10) days, either Landlord or Tenant may terminate this Lease.

                  (c) Notwithstanding anything to the contrary contained in this
Article 10, in no event shall the Landlord be responsible for the repair, restoration, or replacement of any personal property or fixtures of the Tenant.


                                   ARTICLE XI
                                  CONDEMNATION

         11.01 Option to Terminate. If all or any part of the Leased Premises or the parking area used by Tenant shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party shall have the right to terminate this Lease with respect to the area so affected upon written notice to the other party, such termination to be effective upon actual delivery of possession of the Leased Premises, or conveyance of title to the Leased Premises to the governmental authority exercising such right of eminent domain. In the event that either party shall terminate this Lease as herein provided, all Base Rent and Additional Rent shall be reduced in proportion to the reduction in area of the Leased Premises.

         11.02 Condemnation Award. Landlord shall receive any income, rent, award or interest therein which may be paid in connection with the exercise of such power of eminent domain, and Tenant shall have no claim against Landlord for any part of any sum paid by virtue of such proceedings, whether or not attributable to the value of the unexpired term of this Lease. Tenant hereby releases and assigns to Landlord all of Tenant's rights to such award, covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and hereby irrevocably designates and appoints Landlord as its attorney-in-fact to execute and deliver in Tenant's name and on behalf of Tenant all such further assignments thereof. Tenant may file a separate claim for any taking of fixtures and improvements owned by Tenant and for moving expenses or the unamortized costs of any leasehold improvements.

         11.03 Restoration of Premises. In the event that neither Landlord nor Tenant elects to terminate this Lease as a result of a partial taking of the Leased Premises, then Landlord shall promptly restore the Leased Premises to the extent of condemnation proceeds available for such purpose to a condition as comparable as possible to the condition at the time of such condemnation or conveyance, less any portion of any building or land lost in such condemnation and Tenant shall promptly make any and all necessary repairs, alterations and restorations of Tenant's Improvements. Base Rent, Additional Rent and Tenant's Proportionate Share shall be reduced in the same proportion that the floor area so taken or conveyed bears to the floor area of the Leased Premises immediately prior to such conveyance or taking.


                                   ARTICLE XII
                            COVENANTS OF THE LANDLORD

         12.01 Quiet Enjoyment. Landlord covenants that, during the term of this Lease, and provided that Tenant is not in default in the performance of any of its obligations, duties or responsibilities hereunder beyond the expiration of any applicable notice or cure periods, the Tenant shall have the right of quiet enjoyment of the Leased Premises, subject to the terms, covenants and conditions herein, free from hindrance or molestation by Landlord or anyone claiming by, through or under Landlord.

         12.02 Structural Maintenance. Landlord covenants that it shall be the sole responsibility of the Landlord at its sole cost and expense to (i) repair, replace, and maintain the roof [except for patching and minor repairs the cost of which will be included in Operating Expenses, and except for damage resulting from the actions of Tenant]; (ii) replace the load bearing structural members; and (iii) repair the foundation of the Buildings or the Leased Premises.


                                  ARTICLE XIII
                                     DEFAULT

         13.01 Default. The occurrence of any one or more of the following events shall constitute a default ("Default") hereunder by Tenant:

                  (a) The abandonment of the Leased Premises by Tenant accompanied by a failure to pay rent.

                  (b) The failure by Tenant to make any payment of Base Rent or Additional Rent when due, where such failure shall continue for a period of five
(5) days after notice from Landlord that the same is past due, it being understood that Landlord shall not be required to provide notices more that twice in any twelve month period.

                  (c) The failure by Tenant to observe or perform any other covenant or provision of this Lease, where such failure shall continue for a period of thirty (30) days after written notice from Landlord to Tenant. If the nature of the Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and diligently prosecute such cure to completion.

                  (d) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets, or substantially all of Tenant's assets located at the Leased Premises unless dismissed within sixty (60) days, or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant's assets, or substantially all of Tenant's assets located at the Leased Premises or of Tenant's interest in this Lease where such seizure is not discharged within sixty (60) days.

         13.02 Remedies. Upon the occurrence of Default hereunder:

                  (a) Landlord may perform for the account of Tenant any obligation of Tenant and immediately recover as additional rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest at the Prime Rate of First Union National Bank, plus four percent (4%) from the date of any such expenditure;

                  (b) Landlord may accelerate all Base Rent and Additional Rent due for the balance of the term of this Lease and declare the same to be immediately due and payable;

                  (c) In determining the amount of any future payments due Landlord as a result of increases in Operating Expenses, Landlord may make such determination based upon the amount of Operating Expenses paid by Tenant for the full year immediately prior to such Default;

                  (d) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term hereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five
(5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the term hereof granted, as well as the right, title and interest of the Tenant hereunder shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein granted for expiration of the term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Leased Premises, and Landlord may enter into and repossess the Leased Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damages. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, all of which shall survive such expiration or termination whether or not the Leased Premises shall be relet;

                  (e) Landlord may, at any time after the occurrence of a Default, re-enter and repossess the Leased Premises and any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated or in its own behalf if this Lease be terminated, to relet all or any part of the Leased Premises for and upon such terms to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Premises to the extent deemed by Landlord commercially reasonable; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord; and any sums collected by Landlord from any new tenant obtained on account of Tenant shall be credited against the balance of the rent due hereunder. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less that amount obtained by Landlord from such new tenant;

                  (f) Landlord may, but shall not be obligated to, make any such payment or perform any such act (including the payment of money) on Tenant's behalf without waiving its rights based upon any Default of Tenant and without releasing Tenant from any obligation hereunder. All sums so paid by Landlord and all costs incidental to the performance by Landlord of Tenant's obligations hereunder shall be paid by Tenant to Landlord as Additional Rent pursuant to
Section 2.02. In the event of nonpayment of such sums by Tenant, Landlord shall have, in addition to any other rights or remedies hereunder, the same rights and remedies as in the case of default by Tenant for non-payment of Base Rent and Additional Rent;

                  (g) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others; and

                  (h) Upon the occurrence of a Default, Landlord may draw down on Tenant's Security Deposit to satisfy any unpaid obligations of Tenant and upon notice from Landlord, Tenant shall immediately restore and fund the Security Deposit to the amount set forth in Exhibit A.

         13.03 Liquidated Damages. In any case where Landlord has recovered possession of the Leased Premises by reason of Tenant's Default, Landlord may as an alternative to its other remedies hereunder and expressly in lieu thereof, at Landlord's option, and at any time thereafter, and without notice or other action by Landlord, and without prejudice to any other rights or remedies Landlord may have hereunto or at law or equity, collect and recover from Tenant, as damages for such breach, an amount equal to the excess of the Base Rent and Additional Rent payable pursuant to this Lease from the date of election hereunder by Landlord to the date of expiration of the Lease Term over the then fair market rental value of the Leased Premises for the same period. Said damages shall become due and payable to Landlord immediately upon such election by Landlord hereunder, and without regard to whether this Lease has been terminated by Landlord. In the computation of such damages, the excess of the remaining installments of Base Rent and Additional Rent payable pursuant to the terms of this Lease over the fair market value of the Leased Premises for the period for which such installment was payable shall be discounted to the date of election hereunder by Landlord at the prime or index rate on corporate loans at First Union National Bank.

         13.04. Acceptance of Rent not to Constitute Waiver. A receipt by Landlord of any payment of Base Rent or Additional Rent with knowledge of the breach by Tenant of any covenant contained in this Lease shall not be deemed a waiver of such breach, and shall not be deemed to have been waived unless expressed in writing and signed by Landlord. Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed Landlord under applicable law.

         13.05. Divisible Contract. For the purposes of any suit brought by Landlord to enforce the provisions of this Lease or for damages hereunder, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

         13.06. Expenses Incident to Enforcement of Lease. The party prevailing in any litigation between Landlord and Tenant shall be entitled to have its reasonable legal fees and court costs paid by the non-prevailing party.

         13.07. Waiver of Redemption and Reinstatement. Tenant hereby waives any and all rights of redemption or reinstatement to which Tenant or any person claiming by, through or under Tenant might be entitled by any law now or hereafter in force.

         13.08. Remedies Cumulative. Landlord's remedies are in addition to any remedy available to Landlord at law or in equity. Landlord agrees to use commercially reasonable efforts to mitigate its damages hereunder.


                                   ARTICLE XIV
                          INSURANCE AND INDEMNIFICATION

         14.01. Fire and Casualty Insurance. (a) Tenant shall keep in full force and effect during the Lease Term insurance against loss or damage by fire and other casualty to Tenant's stock in trade, trade fixtures, furniture, equipment, furnishings, removable floor coverings, signs and all other property of Tenant in the Leased Premises in an "all risks" form, in an amount not less than eighty percent (80%) of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies.

              (b) Landlord shall keep in full force and effect during the Lease Term insurance against loss or damage by fire and other casualty to the Leased Premises and Property in an "all risks" form, in an amount not less than eighty percent (80%) of the full insurable value of the property covered and not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies.



              (c) Tenant shall comply at its cost and expense with all rules, orders, regulations, and requirements of any applicable fire insurance bureaus or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions hereof.

         14.02. Public Liability Insurance. Landlord and Tenant, at their own cost and expense, shall keep in full force and effect during the Lease Term comprehensive general liability insurance (including a contractual liability insurance endorsement) against claims for personal injury, including bodily injury and death, in an amount not less than $1,000,000 per person and per occurrence, and for property damage in an amount not less than $1,000,000 per occurrence.

         14.03. Workers' Compensation. Tenant shall provide Workers' Compensation and Employer's Liability insurance as required by State law.

         14.04. Delivery of Insurance Policies to Landlord. Tenant shall deposit with Landlord, on or before occupancy, insurance certificates evidencing the policies of insurance required to be maintained by Tenant under this Article 14. All such policies shall be taken out in form and with companies reasonably satisfactory to Landlord. All insurance policies obtained by Tenant shall name Landlord and any mortgagee of the Leased Premises as additional insureds, as their interests may appear, and shall contain an undertaking by the insurers to notify Landlord and the mortgagees of the Leased Premises in writing not less than ten (10) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Tenant shall not take any action or fail to take any action the result of which would be to invalidate or cancel any insurance policy required under this Article 14.

         14.05. Waiver of Subrogation. Any policy or policies of fire, extended coverage, or similar casualty insurance, which either Landlord or Tenant obtains in connection with the Leased Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party. Landlord and Tenant hereby waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

         14.06. Indemnification of Landlord. Tenant hereby assumes all risks and waives all claims against Landlord for any damage to any property or any injury to or death of any person in or about the Leased Premises arising at any time and from any cause whatsoever, other than by reason of the gross negligence or willful misconduct of Landlord and agrees to indemnify and defend Landlord from and against any and all claims or liability for any injury or damage to any person or property whatsoever occurring in, on or about the Leased Premises or any part thereof when such injury or damage shall be caused in part or in whole by gross negligence or wilful misconduct of Tenant, its agents, servants, employees or invitees. Tenant further agrees to indemnify, defend and save harmless Landlord from and against any and all claims by or on behalf of any person, firm or corporation arising from the conduct of any work or thing whatsoever done by Tenant in or about the Leased Premises, or from transactions of Tenant concerning the Leased Premises, and will further indemnify, defend and save Landlord harmless from and against any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding is brought against Landlord by reason of any such claims or liability, Tenant agrees to defend such action or proceeding at Tenant's sole expense. The provisions of this Section 14.06 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

         14.07. Insurance Primary. Landlord and Tenant mutually agree that they shall each look first to their own insurance coverage for the satisfaction of any liability for claims for personal injury or property damage which may be asserted against either of them by reason of their respective interests in the Leased Premises.


                                   ARTICLE XV
                         ENVIRONMENTAL RESPONSIBILITIES

         15.01 Tenant's Environmental Compliance. For the purpose of this
Article 15, the following definitions shall apply:

              (a) "Environmental Release" shall mean any intentional or unintentional release, spill, leakage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, abandoning, discarding or dumping of any Toxic Substance from, on, into or about the land, water or air of the Leased Premises, Buildings or Property by Tenant, or any of Tenant's employees, agents, contractors, subcontractors, licensees, guests or invitees.

              (b) "Remediation" shall mean activities in connection with the clean-up of an Environmental Release, including, but not limited to testing, sampling, analysis, excavation, removal, disposal, venting, cleaning, scrubbing and/or replacement of any soils, ground water or surface waters, in accordance with the provisions of any and all applicable laws, rules, regulations, statutes, orders, injunctions or other directives, now or hereafter enacted, passed or in force.

              (c) "Toxic Substance" shall mean a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant, as any of such terms are now or hereafter defined in any and all applicable federal, state or local statutes, laws, rules or regulations now or hereafter enacted to define prohibited or regulated substances, together with all amendments thereto.

              (d) "Recycling Materials" shall mean a hazardous substance, hazardous waste, hazardous material, other than Toxic Substances, whose disposal is regulated by federal, state or local government or quasi-governmental authority having jurisdiction.


         15.02 Environmental Covenants. Landlord and Tenant hereby covenant as follows:

              (a) Neither Landlord nor Tenant shall use the Leased Premises, Buildings, or Property or any part thereof, for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing of any Toxic Substance.

              (b) Neither Landlord nor Tenant, nor any of their respective employees, agents, contractors, subcontractors, licensees, guests or invitees shall cause or permit to exist, as the result, in whole or in part, of any action or omission by any one or more of them, an Environmental Release.

              (c) Except as otherwise provided, Tenant shall sort, dispose, remove and/or arrange for the sorting, disposal and removal of any and all Recycling Materials, in accordance with any and all applicable federal, state or local statutes, laws, rules or regulations now or hereafter enacted to define and control the sorting and disposal of any non-Toxic Substances, together with all amendments thereto.

              (d) Each party shall be responsible for any and all Remediation necessitated by its actions or inactions, including all costs and expenses and the posting of financial assurances, required by any federal, state or local governmental or quasi-governmental authority having jurisdiction, whether ordered during the term of this Lease or otherwise should such Remediation be required as a result of any breach under this Lease or (as such responsibility relates to Tenant) arising or resulting from a closing, terminating or transferring of operations of the Tenant or from any other action or inaction by the Tenant.

              (e) Both Landlord and Tenant shall, at their sole cost and expense, comply with any and all statutes, laws, rules, regulations, ordinances, orders, and/or injunctions issued by a governmental or quasi-governmental authority having jurisdiction relating to or involving Toxic Substances, and they shall give each other prompt written notice of any lack of compliance hereunder and of any notice it receives of an alleged violation of any of the foregoing.

         (f) Landlord, to the best of its knowledge, believes that the Property is not now contaminated by any Toxic Substance. Tenant shall have no liability for any existing condition as of the date of this Lease nor for any Environmental Release not caused by Tenant, its employees, agents, contractors, subcontractors, licensees, guests or invitees.

These covenants, representations, and warranties shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant may use cleaning materials and office supplies in the ordinary course of Tenant's business, in reasonable quantities and provided that such materials and supplies are used, stored and disposed of in compliance with any and all statutes, laws, rules or regulations now or hereafter enacted, together with all amendments thereto.


                                   ARTICLE XVI
                              PAYMENTS BY LANDLORD

         16.01 Payments by Landlord. Tenant covenants, acknowledges and agrees that, if Tenant shall at any time fail to make any payment or perform any act which Tenant is obligated to make or perform under this Lease, Landlord may, but shall not be obligated to, subject to the notice and cure provisions herein provided, and without waiving or releasing Tenant from any obligation, duty, responsibility or liability under this Lease, make any such payment or perform any such act, in such manner and to such extent as the Landlord, in the exercise of reasonable discretion shall determine. Tenant shall be liable to Landlord, and shall pay to Landlord as Additional Rent immediately upon invoice all such payments and all costs and expenses incurred by Landlord in connection with the foregoing, including reasonable attorney's fees.


                                  ARTICLE XVII

                             Intentionally Deleted.


                                  ARTICLE XVIII

                             Intentionally Deleted.


                                   ARTICLE XIX
                                SECURITY DEPOSIT

         19.01 Security Deposit. Landlord and Tenant agree Tenant shall provide security ("Security Deposit") for the payment and performance of its obligations under this Lease. The Security Deposit will be held by Landlord in a non-interest bearing account. The amount of the Security Deposit is set forth in Exhibit A. The Security Deposit is due and payable upon execution of this Lease. See Exhibit A for other terms regarding the Security Deposit.

         19.02 Application and Replacement of Security Deposit. At any time and from time to time during the Lease Term, together with Renewal Term, the Landlord may take, use and apply in any manner such Security Deposit for the purpose of satisfying any obligations, duty, responsibility or liability of the Tenant under this Lease which has not been performed or satisfied within the time periods specified in this Lease, including payment of the costs and expenses of the Landlord incurred in connection therewith (including, but not limited to reasonable attorney's fee) and any amounts due Landlord upon a Default. Landlord shall provide Tenant with written notice of same within a five
(5) day period of time prior to the application of such Security Deposit. In any such event, Landlord shall have the right, at any time thereafter, to demand that Tenant replenish any such amounts expended, and Tenant shall so replenish such sum immediately upon receipt of invoice from Landlord.

                                   ARTICLE XX
                                  MISCELLANEOUS

         20.01 Brokers. Landlord shall be solely responsible for the brokerage fees to be paid to the broker ("Broker") named in Exhibit A with regard to this Lease. Except for such Broker, Landlord and Tenant each represent and warrant to the other that no other broker brought about this Lease, and each party indemnifies the other from, for and against any and all claims by and any other brokers arising out of or resulting from the actions of such party.

         20.02 Notices. All notices, consents, waivers or other communications which are required or permitted hereunder shall be sufficiently deemed given if in writing and delivered personally, or the next day if by overnight courier service with proof of service, or in two (2) business days if mailed through the United States Postal Service as registered or certified, return receipt requested and postage prepaid. All the foregoing methods of delivery shall be made to the Landlord or the Tenant as the case may be, at the notice addresses stated in Exhibit A, or such other addresses as either party may notify the other of, in writing.

         20.03 Access and Right to Show. (a) Tenant hereby acknowledges and agrees to permit Landlord or Landlord's authorized agents, and their employees, access to the Leased Premises at any time and from time to time during normal business hours at times pre-arranged with Tenant for the purpose of examining and inspecting the Leased Premises, or making repairs, performing maintenance or for any other legitimate business purpose of the Landlord, and at any time for the purposes of making emergency repairs in the event of a threat of injury or damage to persons or property. Tenant agrees to provide Landlord with a means of emergency access by delivering all keys and alarm codes, as may be necessary to accomplish the foregoing. Landlord will, conditions permitting, endeavor to provide Tenant with reasonable notice prior to accessing the Leased Premises.

         (b) Tenant acknowledges that Landlord has reserved the right, and agrees to permit Landlord and Landlord's authorized brokers, agents, and their employees access to the Leased Premises upon reasonable notice during the last six (6) months of the Lease Term or Renewal Term at times pre-arranged with Tenant, for the purpose of showing the Leased Premises to prospective tenants and others.

         20.04 No Waiver by Landlord. The failure of or delay in the Landlord insisting upon the strict performance of any of the terms, covenants, conditions, agreements or provisions of this Lease or exercising any option, right or remedy herein conferred in any one or more instances shall not be construed nor shall same act as a waiver, release or relinquishment of: (a) the enforcement of any such failure or breach; or (b) any election, option, right or remedy. Landlord, in the exercise of its sole, unfettered and unreviewable discretion may enforce any such failure or breach, or any such election, option, right or remedy at any time thereafter in the manner set forth in this Lease, and the same shall at all times thereafter remain in full force and effect.

         20.05 No Abatement of Rent. Except as otherwise provided in this Lease, no abatement, diminution, reduction or set-off of the Base Rent or any Additional Rent shall be claimed by, or allowed to the Tenant for any inconvenience, interruptions by any: (a) present or future laws, ordinances, orders, rules, regulations or requirements of any federal, state, or local governments or courts of competent jurisdiction; (b) priorities, rationing or curtailment of labor or materials; (c) war, civil commotion, riots, strikes or other labor unrest; (d) casualty to the Leased Premises, Buildings or Property;
(e) failure of any utility company, authority or agency to maintain such services and utilities; or (f) other cause of causes beyond the control of the Landlord. Neither shall any of the foregoing affect this Lease except solely for the provisions of Article 10 (Casualty) and Article 11 (Condemnation).

         20.06 Entire Agreement. This Lease, and the Exhibits attached hereto set forth the entire understanding and agreement between the parties with respect to the subject matter hereof, and neither party has made to the other any promise, statement, representation, warranty or covenant not expressly set forth herein.

         20.07 Headings. The Article, Section, and Subsection headings set forth in this agreement are for convenience only and shall have no affect upon the meaning or interpretation of any provision in this Lease.

         20.08 Modification or Waiver. The terms, promises, conditions, representations, warranties, covenants and agreements contained in this Lease may not be waived, modified, amended or otherwise altered except in a writing duly executed by the party against whom such waiver, modification, amendment or alteration is sought.

         20.09 Counterparts. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed a duplicate original, but all of which together shall constitute one and the same instrument, binding in accordance with its terms.

         20.10 Parity. This Lease shall be deemed to have been drafted by both parties equally, and therefore, in the event that any litigation arises under of as a result of this agreement, it is specifically stipulated and agreed to by Landlord and Tenant that this agreement shall be interpreted and construed without regard to any rule of construction whereby ambiguities in an instrument are resolved against the party that drafted the instrument in question.

         20.11 Parties. All the terms, covenants, conditions, representations, warranties and promises set forth herein shall inur to the benefit of the parties hereto and their respective successors and assigns. Landlord shall have the right to sell the Leased Premises, Buildings and/or Property at any time.

         20.12 Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         20.13 Severability. In the event that any one or more of the provisions contained in this Lease shall be determined to be void or unenforceable by a court of competent jurisdiction, or by action of law, the parties agree that they shall attempt, in good faith, to restructure this Lease so as to effectuate and fulfill the purpose and intent of this Lease in compliance with applicable laws, rules, regulations, and ordinances. However, notwithstanding the failure of the parties to so agree, the remaining provisions contained in this Lease shall remain in full force and effect, and be binding upon the parties hereto, and their respective successors and assigns.

         20.14 Time of the Essence. Time shall be of the essence with regard to all duties, responsibilities, and obligations of the Tenant under this Lease.

         20.15 No Recordation. Neither this Lease nor any memorandum thereof shall be recorded in the Office of the Clerk of Mercer County.

         20.16 Sale of Property. Upon transfer of title to the Property, Landlord shall be released from any liability arising thereafter based upon any of the terms, covenants, and conditions, expressed or implied, which are contained in this Lease. In which event, Tenant agrees to look solely to Landlord's successor in interest for any liability under this Lease. Tenant agrees to attorn to Landlord's successor in interest.

         20.17 Parking. Landlord agrees to provide unassigned parking for Tenant equal to the number of spaces set forth in Exhibit A. Tenant agrees to refrain from using more than these number of spaces.

         20.18. Relocation. Landlord reserves the right at any time, upon giving Tenant not less than sixty (60) days' written notice, to relocate Tenant to another suite in the Property. Any such proposed relocation shall be subject to the reasonable approval of Tenant. The suite shall be of approximately the same size as the Leased Premises. Landlord shall pay all costs of relocation, including all moving expenses, the cost of new stationery, and any construction required to provide approximately equivalent improvements. Landlord and Tenant will execute an amendment to this Lease identifying the new space and making appropriate adjustments for any decrease (but not any increase) in the rentable area of the Leased Premises.

         20.19. Emergencies. In the event that an emergency exists which requires the action of Landlord and Tenant first attempts to notify Landlord, then Tenant shall be permitted to take such actions on behalf of Landlord as are reasonably prudent to treat such emergency. Landlord shall reimburse Tenant upon demand (including the presentation of an itemized list of expenses and supporting documentation) for the reasonable, costs incurred by Tenant on behalf of Landlord. Tenant assumes the liability for its actions in such event. If Landlord fails to either reimburse Tenant or with reasonable grounds and in good faith object to the request for payment within thirty (30) days, Tenant may offset Base Rent until the full amount demanded by Tenant is recovered.

         20.20. Delay in Completion of Construction. See Exhibit A for provisions regarding delay in completion of construction by Landlord.

         20.21. Termination of Existing Lease. See Exhibit A for provisions regarding the termination of the existing lease under which Tenant occupies Suite E-10.




         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed and acknowledged as of the day and year first above written.


WITNESS:                            LANDLORD
                                    COMMERCE CENTER AT PRINCETON LLC

                                    By:    /s/ Harry Levine
/s/ [Illegible]                            -------------------------------
---------------------                      Harry Levine, Managing Member



WITNESS                             TENANT
                                    SECURE COMMERCE SERVICES, INC.

  /s/ Robert K. Fisher              By:    /s/ Flint A. Lane
-----------------------                    --------------------------------

                                    EXHIBIT A

                            PRINCETON COMMERCE CENTER
                                   LEASE TERMS

         The Property is identified as 29 Emmons Drive, West Windsor Township, Mercer County, New Jersey, and further identified on the official tax map of West Windsor Township as Lot 5, Block 7.03.

             a. Leased Premises: Suite B-30 consisting of approximately 6,200 rentable square feet.

             b. Commencement Date shall be the date (estimated to be September
                1, 1999) on which Landlord provides Tenant written notice that the Leased Premises are Ready-for-Occupancy. Ready-for-Occupancy date shall be defined as the date when all of the following conditions have been satisfied: (1) Landlord has delivered possession of the Leased Premises to Tenant; (2) construction has been substantially completed in accordance with the Tenant's Work Letter excepting only minor "punch list" items which Landlord shall diligently complete as soon as reasonably possible; and, if required to comply with state or local law,
                (3) a temporary or final certificate of occupancy has been issued.

             c. Term (Article 1): Five years (estimated to be August 31, 2004)
                from the Commencement Date.

             d. Base Rent (Section 2.01): The monthly amount of Base Rent shall be as follows:

                     First Year            $9,300.00
                     Second Year           $9,558.33
                     Third Year            $9,816.67
                     Fourth Year           $10,075.00
                     Fifth Year            $10,333.33

                Receipt of Tenant's first month's Base Rent is hereby acknowledged.

             e. Estimated Monthly Tenant Utility Cost (Section 3.05): N/A for
                direct meter

             f. Cost of Living Index: N/A

             g. Tenant's Proportionate Share (Section 3.01): 9.3%.

             h. Security Deposit: $ 55,000.00. The security deposit shall be placed in escrow with Ridolfi, Friedman, Frank, Edelstein, and Backinoff to be released to Landlord upon issuance of construction permits. The security deposit shall be returned within 30 days of the end of the Lease, subject to the provisions of the Lease.

             i. Landlord Contribution (Exhibit B): Landlord will provide a turnkey installation as more fully described in Exhibit B and the attached Schematic Floor Plan including new offices, walls, ceilings, carpet, bathrooms, lighting, doors, and a service kitchen (including plumbing but excluding equipment). Tenant shall pay $12,500.00 directly to Landlord upon lease execution and an additional $12,500.00 into the security deposit escrow with Ridolfi, Friedman, Frank, Edelstein and Backinoff (to be released to Landlord upon submission of construction documents and an application for a building permit to the township of West Windsor) for its share of the cost of the installation and shall pay the cost of any delays or upgrades, extras, or changes in the Schematic Floor Plan, if such delays, upgrades, extras or changes are caused by Tenant.

             j. Permitted Use (Section 6.01): general office use


             k. Landlord's Notice Address:
                    P.O. Box 7838 Princeton, New Jersey 08543

             l. Tenant's Notice Address:
                    at the Leased Premises

             m. Parking Spaces (Section 20.17): not to exceed 24 cars,
                unassigned

             n. Broker (Section 20.01): Commercial Property Network, Inc.

             o. Renewal Term (Section 17.01): N/A

             p. Base Year Operating Expenses (Section 3.01): During the first year of occupancy, Tenant shall pay for no Operating Expenses. Base Year Operating Expenses shall be equal to $4.02 per square foot. Commencing with the second lease year, Tenant shall pay its proportionate share of any increases in Operating Expenses over the Base Year Operating Expenses.

             q. Termination of Existing Lease: Tenant occupies suite E-10 under a lease dated November 16, 1998 and amended as of January 13, 1999, and upon Commencement Date will surrender such suite. Until Tenant surrenders this space, Tenant shall remain liable for fulfilling all of its responsibilities under such existing lease. As of the Commencement Date, the lease for suite E-10 will terminate. Any prepaid rent and security deposit shall be applied first to any outstanding invoices under the previous lease and then, after the Commencement Date of this Lease, to the Base Rent required under this new lease.

             r. Delay in Completion of Construction: Landlord shall undertake completion of construction on or before the sixtieth day after issuance of all required building permits. For every two business days of delay beyond the sixtieth day, base rent shall abate for one day. Delays caused by Tenant (change orders, delays in approving plans, interference with contractors working for Landlord, etc.) shall extend the sixty day period.

             s. Finish schedule: Within five days of receipt of all security deposits, first month's rent and Tenant's contribution toward the cost of construction, Landlord shall provide Tenant with a summary of all interior finishes.

                                    EXHIBIT B

                              TENANT'S WORK LETTER

         Landlord has prepared or will cause to be prepared at LANDLORD'S cost and expense, a Schematic Design Plan for the interior of the Leased Premises ("Schematic Design Plan") and LANDLORD will cause to be prepared or will prepare final construction documents to complete the interior of the Leased Premises ("Final Construction Drawings") subject to Tenant's approval, not to be unreasonably withheld, within 10 days of submission to Tenant. The Schematic Design Plan referred to above, together with the Final Construction Drawings when completed, are referred to in this Lease as the "Tenant's Plan".

         LANDLORD agrees, to the best of LANDLORD'S knowledge and belief, the Leased Premises will be constructed in compliance with state and local zoning and building code regulations and that such construction will be completed in a good and workmanlike manner. Any fees or costs for permits or other approval or review of Tenant's Plan shall be paid by Landlord.

         Tenant has approved the Schematic Design Plan which is attached to this Exhibit and which is the basis for the Workletter Amount as defined in Exhibit
A. The Schematic Design Plan shall be the basis for development of the final construction documents. Upon receipt of the Final Construction Drawings, Tenant shall have five (5) business days to disapprove or amend, otherwise the Final Construction Drawings shall be deemed approved. Tenant initiated Change Orders subsequent to approval of the Final Construction Drawings that cause extensions of the Ready for Occupancy date shall not affect the Commencement Date.

         LANDLORD'S WORK. The Leased Premises shall be constructed and completed by Landlord in accordance with the Final Construction Drawings approved by Tenant. During construction, Tenant may not, without the consent of Landlord, enter the Leased Premises or perform any work within or move furniture and equipment into the Leased Premises.

         Upon substantial completion of construction, Tenant shall take possession of the Leased Premises. Landlord shall be responsible for completion of punch list items subsequent to Tenant's occupancy based upon a list prepared by Tenant and submitted to Landlord prior to occupancy. Any dispute regarding items on the punch list shall be resolved by the architect who prepared the Tenant's Plan.

         If substantial completion of construction is delayed due to (a) delay in receiving Tenant's approval of Final Construction Drawings; (b) delay in receiving Tenant's approval of any other drawings, specifications, or required authorizations; (c) delay in payments required from Tenant; or (d) Tenant's entry into the Leased Premises without Landlord's approval, then the Commencement Date shall be deemed to occur on the date which it could have occurred were it not for the occurrence of the Tenant delays.

         Subject to Tenant's responsibility to contribute $25,000.00 toward the cost of construction. Landlord shall pay the cost of all construction that is performed in accordance with the Final Construction Drawings unless a limited Landlord contribution ("Landlord Contribution") is specified in Exhibit A. Prior to commencement of construction, Landlord shall identify costs which exceed the workletter (or the Landlord Contribution) and for which Tenant shall be responsible. Tenant shall pay such costs prior to commencement of construction. Any change orders initiated by Tenant which result in cost increases shall also be paid by Tenant, in advance of executing the change order. Should Tenant fail to pay any such sums as and when due, Landlord may charge such amounts as Additional Rent pursuant to Section 2.02.

         TENANT'S WORK. Whenever Tenant or its agents or contractors are engaged to construct the Leased Premises in accordance with Tenant's Plan, Tenant will provide prior to the commencement of any work evidence satisfactory to Landlord that Tenant, its agents or contractors have obtained insurance coverage in amounts and with companies satisfactory to Landlord to protect against claims for workers' compensation, bodily injury, property damage, personal liability and contractual liability. Landlord shall have the right to require Tenant, its agents or contractors to furnish bonds covering the faithful performance of the construction of Tenant's Plan and the payment of obligations thereunder. Tenant at all times shall not permit to be filed against the building or the Leased Premises any mechanics', materialmen's or other liens. Landlord may, without waiving its rights and remedies based on such breach by Tenant, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of such claim. Tenant shall pay any sum paid by Landlord to remove such liens, together with interest at the Default Rate.

         CHANGE ORDERS. Tenant Change Orders must be in writing and approved by Landlord. No Tenant Change Order will be implemented without the Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Landlord shall have five (5) business days after receipt to accept or reject a Change Order. Tenant agrees to pay for any additional cost or expense in implementing any such Tenant Change Order. A Tenant Change Order may give rise to delays but shall not be cause for any change in the Commencement Date as defined in Exhibit A herein.

         LANDLORD'S WORKLETTER. Landlord's workletter is described in the materials attached to this Exhibit B and initialed by Tenant and Landlord.

                        SCHEMATIC DESIGN PLAN ATTACHED.

                       [Graphic of Schematic Design Plan]

Construction - Scope of Work
PayTrust
29 Emmons Drive
Building B

DEMOLITION/CARPENTRY/PLUMBING
Demolition of entire suite including walls, ceiling, doors, kitchen and bathrooms.

Build office and other spaces per permitted plans and specifications. Plan includes rebuilding two bathrooms and a shower room to meet ADA specifications.

Doors to be solid core (stained grade), with hollow metal frames and light duty commercial locksets (level).

New partitions will be 5/8 drywall on steel studs.
Perimeter partitions to be drywall with one inch of rigid insulation.
New white ceiling grid and 2x4 tiles and existing ceiling height. Ceiling to be insulated with 3" fiberglass roll insulation.

FLOORING
New carpet, base molding (4 inch), and VCT throughout. Tenant to select color. Building Standard carpet (Shaw Ambition 26oz.), VCT (Armstrong), and base molding.

PAINT
Painting:  Color selected by tenant.
           All walls (eggshell)
           Windows
           Door Frames (semi-gloss)
           Stain Doors
Existing kitchen cabinets to remain.

ELECTRICAL work as follows:

85 --   2x4 fixtures
 9 --   exit signs with battery back-up
 3 --   Power polls
10 --   emergency packs
 4 --   remote EM Heads (twin)
 2 --   remote EM Heads (single)
 4 --   remote exterior door fixtures
70 --   duplex receptacles (7-OFI)
 2 --   dedicated circuits (compute & scanner rooms)
27 --   single pole switches
 4 --   three-way switches Electrical panels and HVAC wiring to remain.
220V circuit and discomfort for new HVAC unit (computer & scanner rooms).

SPECIAL
 2 -- steel rear doors with panic hardware.
 3 ton HVAC unit for computer & scanner rooms.

                                    EXHIBIT C

                              RULES AND REGULATIONS


                  1. Tenant shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct the sidewalks, entry passages, or corridors of the buildings, or use the same in any way other than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the buildings which could cause a fire or an explosion or which produce any fumes or vapor which may affect other tenants in the building; make or permit any improper noises in the buildings; or throw substances of any kind out of windows or doors, or down the passages of the buildings, or in the halls or passageways.

                  2. Water closets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them.

                  3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the buildings shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS OR ON ANY EXTERIOR DOORS, except as may be required by law or agreed upon by the parties.

                  4. Electric wiring must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord.

                  6. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the building by any tenant and the time of moving the same in and out of the buildings.

                  7. No machinery of any kind or articles of unusual weight or size will be allowed in the buildings, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgement, to absorb and prevent vibration, noise and annoyance to other tenants.

                  8. No additional or different lock or locks shall be placed by Tenant on any door in the buildings, without the prior written consent of Landlord, which shall not be unreasonably withheld. Two keys will initially be furnished to Tenant by Landlord; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made. All keys to doors and washrooms shall be returned to Landlord on or before the Termination Date, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

                  9. No bicycles, vehicles or animals of any kind shall be brought into or kept in the Leased Premises.

                  10. The requirements of Tenant will be attended to only upon application at the office of Landlord. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

                  11. The Leased Premises shall not be used for lodging or sleeping purposes, and cooking (except for the use of a microwave oven) therein is prohibited.

                  12. Tenant shall not: conduct, or permit any other person to conduct, any auction upon the Leased Premises; manufacture goods, wares or merchandise upon the Leased Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Leased Premises to be used for gambling; make any unusual noises in the buildings; permit to be played any musical instrument in the Leased Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Leased Premises.

                  13. No awnings or other projections shall be attached to the outside walls of the buildings.

                  14. Canvassing, soliciting and peddling in the buildings are prohibited, and Tenant shall cooperate to prevent the same.

                  15. There shall not be used in the Leased Premises or in the buildings, either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards.

                  16. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Property or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

                  17. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the buildings: (a) the exclusive right to use the name "Princeton Commerce Center" for all purposes, except that Tenant may use the name for its business address and for no other purpose; (b) the right to change the name or address of the buildings (but not more frequently than once per year), without incurring any liability to Tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the buildings; (d) the exclusive right to use or dispose of the use of roof of the buildings; and (f) the right to grant to anyone the right to conduct any particular business or undertaking in the buildings.

                  18. Tenant shall have the non-exclusive right to use in common with Landlord and other tenants of the buildings and their employees and invitees the parking area provided by Landlord for the parking of passenger automobiles, other than parking spaces specifically allocated to others by Landlord. Landlord may issue parking permits, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads, driveways, and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder.

                  19. Tenant shall not use the Leased Premises or permit the Leased Premises to be used for the sale of food or beverages.